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                                                                    EXHIBIT 99.1


                              OFFICER'S CERTIFICATE


         The undersigned, Gary P. Graphia, Secretary and General Counsel of The Shaw Group Inc., a Louisiana corporation (the "Registrant"), hereby certifies to the Securities and Exchange Commission (the "Commission") as set forth below. This certificate is being delivered in connection with the filing by the Registrant under the Securities Act of 1933 and Rule 462(b) promulgated thereunder of a registration statement on Form S-3 (the "Abbreviated Registration Statement") relating to the registration of additional securities of the same class as were included in Registration Statement No. 333-88563, which was declared effective by the Commission on November 4, 1999.

         1. The Registrant has instructed its bank to transmit to the Commission by wire transfer of immediately available funds the registration fee specified on the facing sheet of the Abbreviated Registration Statement;

         2. The Registrant will confirm the receipt of these instructions by its bank during regular business hours on the business day following the date hereof;

         3.       The Registrant will not revoke such instructions; and

         4. The Registrant has sufficient funds in its account at its bank to cover the amount of such registration fee.

         IN WITNESS WHEREOF, the undersigned in his capacity as Secretary and General Counsel of the Corporation has executed this Certificate this 4th day of November, 1999.



                                                    /s/ GARY P. GRAPHIA
                                                  ------------------------------
                                                        Gary P. Graphia
                                                   Secretary and General Counsel